EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Third Quarter 2025 Results
For the quarter ended September 30, 2025

•Net Revenue of $3.33 billion and Net Income of $491 million

•Consolidated Adjusted Property EBITDA of $1.34 billion

•Macao Adjusted Property EBITDA of $601 million
◦High Hold on Rolling Play in Macao Positively Impacted Adjusted Property EBITDA by $2 million

•Marina Bay Sands Adjusted Property EBITDA of $743 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $43 million

•LVS Repurchased $500 million of Common Stock

•LVS Board of Directors Increased Stock Repurchase Authorization to $2.0 billion

•LVS Board of Directors Announced a $0.20 Increase in LVS's Recurring Common Stock Dividend for the 2026 Calendar Year, Raising the Annual Dividend to $1.20 per Share ($0.30 per Share per Quarter)

LAS VEGAS, October 22, 2025 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended September 30, 2025.

“We remain enthusiastic about our growth opportunities in both Macao and Singapore as we realize the benefits of our recently completed capital investment programs,” said Robert G. Goldstein, chairman and chief executive officer.

“In Macao, our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well for future growth.

“In Singapore, Marina Bay Sands once again delivered outstanding financial and operating performance. Our new suite product and elevated service offerings position us for additional growth as travel and tourism spending in Asia expands.

“Our financial strength and industry-leading cash flow continue to support our investment and capital expenditure programs in both Macao and Singapore, our pursuit of growth opportunities in new markets and our program to return excess capital to stockholders.

“We repurchased $500 million of LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to continue to return excess capital to stockholders.”

Net revenue was $3.33 billion, compared to $2.68 billion in the prior year quarter. Operating income was $719 million, compared to $504 million in the prior year quarter. Net income in the third quarter of 2025 was $491 million, compared to $353 million in the third quarter of 2024.

Consolidated adjusted property EBITDA was $1.34 billion, compared to $991 million in the prior year quarter.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 7.5% to $1.90 billion, compared to the third quarter of 2024. Net income for SCL was $272 million, compared to $268 million in the third quarter of 2024.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $187 million for the third quarter of 2025, compared to $179 million in the prior year quarter. Our weighted average debt balance was $15.94 billion during the third quarter of 2025, compared to $13.87 billion during the third quarter of 2024. Our weighted average borrowing cost was 4.5% during the third quarter of 2025, compared to 5.1% during the third quarter of 2024.

Our effective income tax rate for the third quarter of 2025 was 15.6%, compared to 12.4% in the prior year quarter. The income tax rate for the third quarter of 2025 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the third quarter of 2025, we repurchased $500 million of our common stock (approximately 9 million shares at a weighted average price of $54.39). The remaining amount authorized under our share repurchase program was $700 million as of September 30, 2025. Subsequently, on October 21, 2025, the company’s Board of Directors authorized increasing the remaining share repurchase amount to $2.0 billion and extending the expiration date of this authorization to November 3, 2027. Since the resumption of our share repurchase program in the fourth quarter of 2023 through September 30, 2025, we have repurchased approximately 88 million shares of our common stock at an average price of $45.42, for a total investment of $4.0 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

During the third quarter of 2025 and through October 10, 2025, we purchased $337 million of SCL common stock (approximately 131 million shares at an average price of HKD 20.18), increasing the company’s ownership percentage of SCL to 74.76% as of October 10, 2025.

We paid a quarterly dividend of $0.25 per common share during the quarter. Our next quarterly dividend of $0.25 per common share will be paid on November 12, 2025, to Las Vegas Sands stockholders of record on November 4, 2025.

Balance Sheet Items
Unrestricted cash balances as of September 30, 2025 were $3.35 billion.

The company has access to $4.46 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. In addition, we have $4.89 billion available under a delayed draw term loan facility that may be used to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project. As of September 30, 2025, total debt outstanding, net of deferred offering costs and original issue discounts, excluding finance leases, was $15.63 billion.

Capital Expenditures
Capital expenditures during the third quarter totaled $229 million, including construction, development and maintenance activities of $121 million at Marina Bay Sands and $99 million in Macao.
###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, October 22, 2025, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian® Macao, The Plaza® Macao and Four Seasons® Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “look forward to,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Third Quarter 2025 Results
Non-GAAP Financial Measures

Within the company’s third quarter 2025 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Casino	$2,506	$1,936	$7,048	$6,199
Rooms	374	314	1,043	957
Food and beverage	165	152	453	450
Mall	199	189	572	537
Convention, retail and other	87	91	252	259
Net revenues	3,331	2,682	9,368	8,402
Operating expenses:
Resort operations	1,998	1,701	5,567	5,150
Corporate	78	68	220	215
Pre-opening	7	4	20	10
Development	72	55	210	169
Depreciation and amortization	368	324	1,101	960
Amortization of leasehold interests in land	21	15	56	45
Loss on disposal or impairment of assets	68	11	83	41
	2,612	2,178	7,257	6,590
Operating income	719	504	2,111	1,812
Other income (expense):
Interest income	39	67	123	218
Interest expense, net of amounts capitalized	(187)	(179)	(555)	(547)
Other income (expense)	11	11	(12)	16
Loss on modification or early retirement of debt	—	—	(5)	—
Income before income taxes	582	403	1,662	1,499
Income tax expense	(91)	(50)	(244)	(139)
Net income	491	353	1,418	1,360
Net income attributable to noncontrolling interests	(72)	(78)	(186)	(238)
Net income attributable to Las Vegas Sands Corp.	$419	$275	$1,232	$1,122

Earnings per share:
Basic	$0.61	$0.38	$1.77	$1.52
Diluted	$0.61	$0.38	$1.77	$1.51

Weighted average shares outstanding:
Basic	682	730	696	740
Diluted	685	731	698	742

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net Revenues
The Venetian Macao	$692	$692	$1,993	$2,149
The Londoner Macao	686	460	1,857	1,466
The Parisian Macao	218	250	639	745
The Plaza Macao and Four Seasons Macao	206	257	608	649
Sands Macao	72	81	218	236
Ferry Operations and Other	32	31	97	91
Macao Operations	1,906	1,771	5,412	5,336

Marina Bay Sands	1,436	919	3,987	3,093
Intercompany Royalties	80	60	208	186
Intersegment Eliminations(1)	(91)	(68)	(239)	(213)
	$3,331	$2,682	$9,368	$8,402

Adjusted Property EBITDA
The Venetian Macao	$242	$267	$703	$843
The Londoner Macao	219	124	577	399
The Parisian Macao	53	74	163	228
The Plaza Macao and Four Seasons Macao	74	102	214	238
Sands Macao	8	14	27	36
Ferry Operations and Other	5	4	18	12
Macao Operations	601	585	1,702	1,756

Marina Bay Sands	743	406	2,116	1,515
	$1,344	$991	$3,818	$3,271

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	35.0%	38.6%	35.3%	39.2%
The Londoner Macao	31.9%	27.0%	31.1%	27.2%
The Parisian Macao	24.3%	29.6%	25.5%	30.6%
The Plaza Macao and Four Seasons Macao	35.9%	39.7%	35.2%	36.7%
Sands Macao	11.1%	17.3%	12.4%	15.3%
Ferry Operations and Other	15.6%	12.9%	18.6%	13.2%
Macao Operations	31.5%	33.0%	31.4%	32.9%

Marina Bay Sands	51.7%	44.2%	53.1%	49.0%

Total	40.3%	37.0%	40.8%	38.9%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2025	2024	2025	2024
Net income	$491	$353	$1,418	$1,360
Add (deduct):
Income tax expense	91	50	244	139
Loss on modification or early retirement of debt	—	—	5	—
Other (income) expense	(11)	(11)	12	(16)
Interest expense, net of amounts capitalized	187	179	555	547
Interest income	(39)	(67)	(123)	(218)
Loss on disposal or impairment of assets	68	11	83	41
Amortization of leasehold interests in land	21	15	56	45
Depreciation and amortization	368	324	1,101	960
Development expense	72	55	210	169
Pre-opening expense	7	4	20	10
Stock-based compensation(1)	11	10	17	19
Corporate expense	78	68	220	215
Consolidated Adjusted Property EBITDA	$1,344	$991	$3,818	$3,271
____________________

(1)
During the three months ended September 30, 2025 and 2024, the company recorded stock-based compensation expense of $26 million and $24 million, respectively, of which $15 million and $14 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the nine months ended September 30, 2025 and 2024, the company recorded stock-based compensation expense of $52 million and $58 million, respectively, of which $35 million and $39 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income attributable to LVS	$419	$275	$1,232	$1,122

Pre-opening expense	7	4	20	10
Development expense	72	55	210	169
Loss on disposal or impairment of assets	68	11	83	41
Other (income) expense	(11)	(11)	12	(16)
Loss on modification or early retirement of debt	—	—	5	—
Income tax impact on net income adjustments(1)	(21)	(11)	(49)	(35)
Noncontrolling interest impact on net income adjustments	2	—	(9)	(5)
Adjusted net income attributable to LVS	$536	$323	$1,504	$1,286

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Per diluted share of common stock:
Net income attributable to LVS	$0.61	$0.38	$1.77	$1.51

Pre-opening expense	0.01	0.01	0.03	0.01
Development expense	0.11	0.08	0.30	0.23
Loss on disposal or impairment of assets	0.10	0.02	0.12	0.06
Other (income) expense	(0.02)	(0.02)	0.02	(0.02)
Loss on modification or early retirement of debt	—	—	0.01	—
Income tax impact on net income adjustments	(0.03)	(0.03)	(0.08)	(0.05)
Noncontrolling interest impact on net income adjustments	—	—	(0.02)	(0.01)
Adjusted earnings per diluted share	$0.78	$0.44	$2.15	$1.73

Weighted average diluted shares outstanding	685	731	698	742
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	September 30,
	2025	2024
Macao Operations	$(4)	$4
Marina Bay Sands(1)	(57)	114
	$(61)	$118

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	September 30,
	2025	2024
Macao Operations	$(2)	$2
Marina Bay Sands(1)	(43)	88
	$(45)	$90
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.3% for the Macao operations and 4.2% and 3.5% for the three months ended September 30, 2025 and 2024, respectively, for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

(1)
During the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables. Presentation of the prior year period has been revised to be consistent with that methodology.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$9,931	$8,863	$9,492	$9,638
Slot machine win per unit per day(2)	$336	$370	$336	$387
Average number of table games	657	733	661	715
Average number of slot machines	1,660	1,661	1,664	1,589

The Londoner Macao:
Table games win per unit per day(1)	$13,115	$12,550	$11,843	$11,364
Slot machine win per unit per day(2)	$579	$523	$531	$500
Average number of table games	511	342	510	405
Average number of slot machines	1,563	1,074	1,562	1,256

The Parisian Macao:
Table games win per unit per day(1)	$7,553	$5,738	$7,552	$6,556
Slot machine win per unit per day(2)	$285	$370	$281	$397
Average number of table games	243	369	239	330
Average number of slot machines	1,403	1,216	1,369	1,010

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$20,891	$27,424	$20,605	$23,616
Slot machine win per unit per day(2)	$76	$173	$91	$160
Average number of table games	105	103	105	101
Average number of slot machines	53	49	52	28

Sands Macao:
Table games win per unit per day(1)	$5,516	$7,413	$5,684	$7,412
Slot machine win per unit per day(2)	$234	$239	$242	$275
Average number of table games	121	102	116	100
Average number of slot machines	810	741	790	650

Marina Bay Sands:
Table games win per unit per day(1)	$21,380	$12,090	$19,754	$14,725
Slot machine win per unit per day(2)	$1,027	$866	$1,003	$889
Average number of table games	541	493	541	499
Average number of slot machines	2,961	2,955	2,973	2,942
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	September 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$543	$554	$(11)
Rooms	52	54	(2)
Food and beverage	16	15	1
Mall	64	59	5
Convention, retail and other	17	10	7
Net revenues	$692	$692	$—

Adjusted Property EBITDA	$242	$267	$(25)
EBITDA Margin %	35.0%	38.6%	(3.6)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$635	$1,126	$(491)
Rolling Chip win %(1)	5.87%	3.64%	2.23	pts

Non-Rolling Chip drop	$2,390	$2,252	$138
Non-Rolling Chip win %	23.6%	24.7%	(1.1)	pts

Slot handle	$1,430	$1,441	$(11)
Slot hold %	3.6%	3.9%	(0.3)	pts

Hotel Statistics

Occupancy %	98.0%	98.8%	(0.8)	pts
Average daily room rate (ADR)	$200	$204	$(4)
Revenue per available room (RevPAR)	$196	$202	$(6)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	September 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$525	$338	$187
Rooms	102	68	34
Food and beverage	31	21	10
Mall	23	20	3
Convention, retail and other	5	13	(8)
Net revenues	$686	$460	$226

Adjusted Property EBITDA	$219	$124	$95
EBITDA Margin %	31.9%	27.0%	4.9	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$2,312	$1,548	$764
Rolling Chip win %(1)	3.65%	2.89%	0.76	pts

Non-Rolling Chip drop	$2,268	$1,598	$670
Non-Rolling Chip win %	23.4%	21.9%	1.5	pts

Slot handle	$2,141	$1,290	$851
Slot hold %	3.9%	4.0%	(0.1)	pts

Hotel Statistics

Occupancy %	96.4%	97.7%	(1.3)	pts
Average daily room rate (ADR)	$262	$230	$32
Revenue per available room (RevPAR)	$253	$225	$28
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	September 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$163	$189	$(26)
Rooms	34	36	(2)
Food and beverage	14	17	(3)
Mall	5	6	(1)
Convention, retail and other	2	2	—
Net revenues	$218	$250	$(32)

Adjusted Property EBITDA	$53	$74	$(21)
EBITDA Margin %	24.3%	29.6%	(5.3)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume(1)	$—	$169	$(169)
Rolling Chip win %(2)	—%	(7.14)%	7.14	pts

Non-Rolling Chip drop	$785	$1,054	$(269)
Non-Rolling Chip win %	21.5%	19.6%	1.9	pts

Slot handle	$1,007	$997	$10
Slot hold %	3.6%	4.2%	(0.6)	pts

Hotel Statistics

Occupancy %	97.0%	98.5%	(1.5)	pts
Average daily room rate (ADR)	$151	$153	$(2)
Revenue per available room (RevPAR)	$147	$151	$(4)
____________________

(1)	Rolling Chip tables were made available based on demand beginning in March 2024.
(2)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	September 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$132	$182	$(50)
Rooms	28	27	1
Food and beverage	7	7	—
Mall	38	40	(2)
Convention, retail and other	1	1	—
Net revenues	$206	$257	$(51)

Adjusted Property EBITDA	$74	$102	$(28)
EBITDA Margin %	35.9%	39.7%	(3.8)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,402	$2,616	$(1,214)
Rolling Chip win %(1)	1.84%	3.92%	(2.08)	pts

Non-Rolling Chip drop	$683	$684	$(1)
Non-Rolling Chip win %	25.7%	22.9%	2.8	pts

Slot handle	$15	$26	$(11)
Slot hold %	2.5%	3.0%	(0.5)	pts

Hotel Statistics

Occupancy %	92.6%	93.2%	(0.6)	pts
Average daily room rate (ADR)	$493	$474	$19
Revenue per available room (RevPAR)	$456	$442	$14
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	September 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$66	$73	$(7)
Rooms	4	4	—
Food and beverage	2	3	(1)
Mall	—	1	(1)
Net revenues	$72	$81	$(9)

Adjusted Property EBITDA	$8	$14	$(6)
EBITDA Margin %	11.1%	17.3%	(6.2)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$18	$26	$(8)
Rolling Chip win %(1)	3.08%	4.39%	(1.31)	pts

Non-Rolling Chip drop	$371	$407	$(36)
Non-Rolling Chip win %	16.4%	16.8%	(0.4)	pts

Slot handle	$626	$560	$66
Slot hold %	2.8%	2.9%	(0.1)	pts

Hotel Statistics

Occupancy %	98.4%	99.4%	(1.0)	pts
Average daily room rate (ADR)	$166	$172	$(6)
Revenue per available room (RevPAR)	$164	$171	$(7)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	September 30,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$1,077	$600	$477
Rooms	154	125	29
Food and beverage	95	89	6
Mall	69	63	6
Convention, retail and other	41	42	(1)
Net revenues	$1,436	$919	$517

Adjusted Property EBITDA	$743	$406	$337
EBITDA Margin %	51.7%	44.2%	7.5	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$9,069	$6,558	$2,511
Rolling Chip win %(1)	4.84%	1.75%	3.09	pts

Non-Rolling Chip drop	$2,552	$2,126	$426
Non-Rolling Chip win %	24.5%	20.4%	4.1	pts

Slot handle	$6,406	$5,855	$551
Slot hold %	4.4%	4.0%	0.4	pts

Hotel Statistics

Occupancy %	95.5%	94.7%	0.8	pts
Average daily room rate (ADR)	$982	$903	$79
Revenue per available room (RevPAR)	$937	$855	$82
____________________

(1)
This compares to our theoretical Rolling Chip win percentage of 4.2% and 3.5% for the three months ended September 30, 2025 and 2024, respectively (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

During the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended September 30, 2025					TTM September 30, 2025
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$64	$56	87.5%	829,395	87.8%	$1,798

Shoppes at Four Seasons
Luxury Retail	29	26	89.7%	163,929	100.0%	5,372
Other Stores	9	9	100.0%	84,375	83.0%	1,996
	38	35	92.1%	248,304	94.2%	4,366

Shoppes at Londoner	23	19	82.6%	518,267	78.1%	1,454

Shoppes at Parisian	5	3	60.0%	257,918	70.4%	455

Total Cotai Strip in Macao	130	113	86.9%	1,853,884	83.5%	1,988

The Shoppes at Marina Bay Sands	69	61	88.4%	620,530	95.9%	2,893

Total	$199	$174	87.4%	2,474,414	86.6%	$2,255
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.